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                                                                   EXHIBIT 23.02



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Vitafort International Corporation
Los Angeles, California


We hereby consent to the use in the Company's Registration Statements on Form S-8 of our report dated March 25, 1998, relating to the audit of the consolidated financial statements of Vitafort International Corporation, which are contained in and incorporated by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



                                             BDO Seidman, LLP



Los Angeles, California
June 3, 1998